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                                                                    EXHIBIT 5.1


                  [Letterhead of Cadwalader, Wickersham & Taft]


May 8, 1998

The Doe Run Resources Corporation
Fabricated Products, Inc.
Doe Run Cayman Ltd.
Doe Run Mining S.R. Ltda.
Doe Run Peru S.R. Ltda.
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
St. Louis, MO 63146

Re: Registration Statement on Form S-4 related to 11 1/4% Senior Notes due 2005, Series B and Floating Interest Rate Senior Notes due 2003, Series B

Gentlemen:

We have acted as special counsel for The Doe Run Resources Corporation, a New York corporation ("Doe Run"), Fabricated Products, Inc., a Delaware corporation ("FPI"), Doe Run Cayman Ltd., a Cayman Islands company ("Doe Run Cayman"), Doe Run Mining S.R. Ltda., a Peruvian company ("Doe Run Mining"), and Doe Run Peru S.R. Ltda., a Peruvian company ("Doe Run Peru"), (collectively, the "Issuers") in connection with the preparation of the Issuers' Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on the date hereof and to which this opinion letter is an exhibit. The Registration Statement relates to Doe Run's offer to exchange its 11 1/4% Senior Notes due 2005, Series B and Floating Interest Rate Senior Notes due 2003, Series B (collectively, the "Exchange Notes") for any and all of its outstanding 11 1/4% Senior Notes due 2005, Series A and Floating Interest Rate Senior Notes due 2003, Series A (collectively, the "Old Notes"), respectively. The Old Notes were issued, and the Exchange Notes are to be issued, under an indenture, dated as of March 12, 1998 (the "Indenture"), by and among Doe Run, as issuer, and FPI, Doe Run Cayman, Doe Run Mining and Doe Run Peru, as guarantors (collectively, in such capacity, the "Guarantors"), and State Street Bank and Trust Company, as trustee.

In rendering the opinions expressed below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus constituting a part thereof, (b) the Indenture filed as an exhibit to the Registration Statement and (c) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the


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The Doe Run Resources Corporation
Fabricated Products, Inc.
Doe Run Cayman,Ltd.
Doe Run Mining S.R. Ltda.
Doe Run Peru S.R. Ltda.
c/o The Doe Run Resources Corporation
May 8, 1998
Page 2

conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate. In addition, we have assumed that the Exchange Notes and the guarantees of the Guarantors (the "Guarantees") will be executed and delivered in substantially the form in which they are filed as exhibits to the Registration Statement.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1. The Exchange Notes and the Guarantees will be legally and validly issued and binding obligations of Doe Run and the Guarantors, as the case may be, (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (b) [the Issuers' respective board of directors or partners, as the case may be, have duly adopted final resolutions authorizing the issuance of the Notes and the Guarantees, as the case may be, as contemplated by the Registration Statement and the Indenture and (c)] the Exchange Notes shall have been duly executed, authenticated and delivered, and the Guarantees shall have been duly executed and delivered, as contemplated in the Registration Statement.

2. The statements made in the Prospectus constituting a part of the Registration Statement under the caption "Certain U.S. Federal Income Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States of America, constitute a fair summary of the principal federal income tax consequences of an investment in the Exchange Notes.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that


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The Doe Run Resources Corporation
Fabricated Products, Inc.
Doe Run Cayman,Ltd.
Doe Run Mining S.R. Ltda.
Doe Run Peru S.R. Ltda.
c/o The Doe Run Resources Corporation
May 8, 1998
Page 3


we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft